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                                   Exhibit 11
                                   ----------

                              CROSSCOMM CORPORATION

          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
                 (In thousands except shares and per-share data)


                                                                                 Three Months Ended March 31,
                                                                               --------------------------------
                                                                                  1997                 1996
                                                                               -----------          -----------
PRIMARY

Net income (loss) used for primary per share amounts                           $       358          ($    1,594)
                                                                               ===========          ===========

Weighted average number of common shares outstanding                             9,265,000            9,151,000

Add - common equivalent shares (determined using the 'treasury stock'
method) representing shares issuable upon exercise of employee stock
options                                                                            551,000                    -

                                                                               -----------          -----------
Weighted average number of shares used in calculation of primary
earnings (loss) per share                                                        9,816,000            9,151,000
                                                                               ===========          ===========

Primary earnings (loss) per common share                                       $      0.04          ($     0.17)
                                                                               ===========          ===========


FULLY DILUTED

Net income (loss) used for fully diluted per share amounts                     $       358          ($    1,594)
                                                                               ===========          ===========

Weighted average number of shares used in calculation of primary
earnings (loss) per common share                                                 9,265,000            9,151,000

Add - common equivalent shares (determined using the 'treasury stock'
method) representing shares issuable upon exercise of employee stock
options                                                                            594,000                    -

                                                                               -----------          -----------
Weighted average number of shares used in calculation of fully
diluted earnings (loss) per share                                                9,859,000            9,151,000
                                                                               ===========          ===========

Fully diluted earnings (loss) per common share                                 $      0.04          ($     0.17)
                                                                               ===========          ===========